Exhibit 10.1

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 30th day of July, 2018 (the “Third Amendment Execution Date”), by and between BMR-3545-3575 JOHN HOPKINS LP, a Delaware limited partnership (“Landlord,” as successor-in-interest to BMR-John Hopkins Court LLC), and ATYR PHARMA, INC., a Delaware corporation (“Tenant”).

RECITALS

A.WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of December 22, 2011, as amended by that certain First Amendment to Lease dated as of January 4, 2017, and as further amended by that certain Second Amendment to Lease dated as of April 27, 2017 (the “Second Amendment”) (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Existing Premises”) from Landlord at 3545-3575 John Hopkins Court in San Diego, California (the “Building”);

B.WHEREAS, Tenant wishes to surrender a portion of the Existing Premises to Landlord and extend the Term of the Existing Lease; and

C.WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.Definitions.  For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein.  The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2.Correction to Exhibit A of Second Amendment.  Exhibit A of the Second Amendment, depicting the Expansion Premises (as defined in the Second Amendment), is hereby deleted in its entirety and replaced with Exhibit A attached hereto.  This replacement shall be deemed effective as of the Second Amendment Execution Date.

3.Reduction of Premises.  Effective as of the Partial Surrender Effective Date (as defined below), the Existing Premises shall be modified to exclude that certain portion containing approximately three thousand nine hundred eighty-six (3,986) square feet of Rentable Area located on the first (1st) floor of the Building (as more particularly described on Exhibit B attached hereto, the “Surrender Premises”).  From and after the Partial Surrender Effective Date, the term

BioMed Realty form dated 9/28/17

“Premises” as used in the Lease shall mean the remaining twenty thousand five hundred eight (20,508) square feet of Rentable Area at the Building.

4.Partial Surrender Effective Date.  The Partial Surrender Effective Date shall be the date that is the later of: (a) the Third Amendment Execution Date, and (b) the day immediately following the date Tenant surrenders the Surrender Premises in accordance with all of the terms, conditions and provisions of the Existing Lease.  Tenant shall execute and deliver to Landlord written acknowledgment of the actual Partial Surrender Effective Date and the Term Expiration Date within ten (10) days thereof, in the form attached as Exhibit C hereto.  Failure to execute and deliver such acknowledgment, however, shall not affect the Partial Surrender Effective Date or Landlord’s or Tenant’s liability hereunder.  For the avoidance of doubt, the IT Space License granted to Tenant pursuant to Section 6 of the Second Amendment shall remain in full force and effect through the Extension Term Expiration Date; provided, however, that Tenant shall remove its IT Equipment from its current rack location in the IT Space and install a new IT rack in the IT Space in accordance with the provisions of Section 6.6 of the Second Amendment.

5.Condition of Premises.  Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Premises and, notwithstanding anything to the contrary in the Lease, agrees to take the same in its condition “as is” as of the Partial Surrender Effective Date, (b) neither Landlord nor any agent of Landlord has made (and neither Landlord nor any agent of Landlord hereby makes) any representation or warranty of any kind whatsoever, express or implied, regarding the Premises, including (without limitation) any representation or warranty with respect to the condition of the Premises or with respect to the suitability of the Premises for the conduct of Tenant’s business and (c) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for any improvements to the Premises.  The Premises has not undergone inspection by a Certified Access Specialist (as defined in California Civil Code Section 55.52).  Tenant’s continued possession of the Premises shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Premises were at such time in good, sanitary and satisfactory condition and repair.

6.Furniture.  Ownership of existing furniture and network cabling in Surrender Premises, as itemized in Exhibit D attached to this Amendment, shall be transferred to Landlord in its as-is condition as of the Partial Surrender Effective Date.

7.Extension Term.  Notwithstanding anything to the contrary set forth herein, the Term is hereby extended by forty-eight (48) months and the Term Expiration Date is hereby amended to be May 15, 2023.  The period of time from the Partial Surrender Effective Date through the new Term Expiration Date shall be referred to herein as the “Extension Term” and any references to “Term” in the Lease shall be deemed to include the Extension Term.  Notwithstanding anything to the contrary set forth in the Existing Lease, the Option to extend the Term of the Lease as set forth in Section 42 of the Existing Lease shall terminate as of the Third Amendment Execution Date, and Tenant shall have no further options to extend the Lease.

8.Base Rent.  Notwithstanding anything to the contrary in the Existing Lease, commencing as of the Partial Surrender Effective Date and continuing throughout the remainder of the Term, Base Rent for the Premises shall be as set forth in the table below, subject to the full abatement of Base Rent from January 1, 2019 until February 28, 2019.

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
Partial Surrender Effective Date – Day Before 1st Anniversary of Partial Surrender Effective Date*	20,508	$3.90 monthly	$79,981.20	$959,774.40
1st Anniversary of Partial Surrender Effective Date – Day Before 2nd Anniversary of Partial Surrender Effective Date	20,508	$4.02 monthly	$82,442.16	$989,305.92
2nd Anniversary of Partial Surrender Effective Date – Day Before 3rd Anniversary of Partial Surrender Effective Date	20,508	$4.14 monthly	$84,903.12	$1,018,837.44
3rd Anniversary of Partial Surrender Effective Date – Day Before 4th Anniversary of Partial Surrender Effective Date	20,508	$4.26 monthly	$87,364.08	$1,048,368.96
4th Anniversary of Partial Surrender Effective Date – 5/15/2023	20,508	$4.39 monthly	$90,030.12	$1,080,361.44

*Subject to the Base Rent abatement set forth in Section 8 hereof.

9.Tenant’s Pro Rata Share.  From and after the Expansion Space Commencement Date, Tenant’s Pro Rata Share shall equal 28.41%.

10.Additional Insureds.  The first sentence of Section 23.4 of the Existing Lease is hereby deleted in its entirety and replaced with the following:

“23.4The insurance required to be purchased and maintained by Tenant pursuant to this Lease shall name Landlord, BioMed Realty LLC, BioMed Realty, L.P., BRE Edison L.P., BRE Edison LLC, BRE Edison Holdings L.P., BRE Edison Holdings LLC, BRE Edison Parent L.P. and their respective officers, employees, agents, general partners, members, subsidiaries, affiliates and Lenders (“Landlord Parties”) as additional insureds.”

11.Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Hughes Marino (“Tenant Broker”) and Jones Lang LaSalle (“Landlord Broker”), and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Tenant Broker and Landlord Broker, employed or engaged by it or claiming to have been employed or engaged by it.  Each of Tenant Broker and Landlord Broker are entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commissions pursuant to separate agreements.

12.No Default.  Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

13.Notices.  Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:

aTyr Pharma, Inc.

3545 John Hopkins Court

San Diego, California 92121

Attn: Chief Financial Officer

14.Effect of Amendment.  Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

15.Successors and Assigns.  Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees.  Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

16.Miscellaneous.  This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.  All exhibits hereto are incorporated herein by reference.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

17.Authority.  Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.  Landlord guarantees, warrants and represents that the individual or individuals signing this Amendment on behalf of Landlord have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

18.Counterparts; Facsimile and PDF Signatures.  This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.  A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

BMR-3545-3575 JOHN HOPKINS LP,

a Delaware limited partnership

By:	/s/ Marie Lewis
Name:	Marie Lewis
Title:	Vice President, Legal

TENANT:

ATYR PHARMA, INC.,

a Delaware corporation

By:	/s/ Nancy Denyes Krueger
Name:	Nancy Denyes Krueger
Title:	Vice President, Legal Affairs

EXHIBIT A

EXPANSION SPACE

A-1

EXHIBIT B

SURRENDER PREMISES

B-1

EXHIBIT C

ACKNOWLEDGEMENT OF PARTIAL SURRENDER EFFECTIVE DATE

AND TERM EXPIRATION DATE

This acknowledgement of PARTIAL SURRENDER EFFECTIVE date and TERM EXPIRATION DATE is entered into as of [_______], 20[__], with reference to that certain Lease dated as of December 22, 2011 (as amended, the “Lease”), by aTyr Pharma, Inc., a Delaware corporation (“Tenant”), in favor of BMR-3545-3575 John Hopkins LP, a Delaware limited partnership (“Landlord”, as successor-in-interest to BMR-John Hopkins Court LLC).  All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1.Tenant surrendered the Surrender Premises on [_______], 20[___].

2.All conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Premises.

3.In accordance with the provisions of Section 3 of the Third Amendment to Lease, the Partial Surrender Effective Date is [_______], 20[__], and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be [_______], 20[__].

4.The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises [, except [_______]].

5.Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

6.The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease with respect to the Premises commenced to accrue on [_______], 20[__], with Base Rent payable on the dates and amounts set forth in the chart below:

Dates	Approximate Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
___/___/___ - ___/___/___*	20,508	$3.90 monthly	$79,981.20	$959,774.40

___/___/___ - ___/___/___	20,508	$4.02 monthly	$82,442.16	$989,305.92
___/___/___ - ___/___/___	20,508	$4.14 monthly	$84,903.12	$1,018,837.44
___/___/___ - ___/___/___	20,508	$4.26 monthly	$87,364.08	$1,048,368.96
___/___/___ - 5/15/2023	20,508	$4.39 monthly	$90,030.12	$1,080,361.44

*Subject to the full abatement of Base Rent from January 1, 2019 until February 28, 2019.

7.The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

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IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Partial Surrender Effective Date and Term Expiration Date as of the date first written above.

TENANT:

aTyr Pharma, Inc.,

a Delaware corporation

By:

Name:

Title:

EXHIBIT D

INVENTORY OF FURNITURE AND NETWORK CABLING
IN SURRENDER PREMISES

Office Cubicles:	16
Desks:	2
Chairs:	26
Tables:	5
File Cabinets:	3
Network cabling in Surrender Premises

D-1